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                                                            Exhibit 23.6







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of Republic Industries, Inc. of our report dated September 30, 1997 on the combined financial statements of Dobbs Automotive Group included in Republic Industries, Inc.'s Form 8-K dated February 20, 1998 and to all references to our Firm included in this registration statement.






REYNOLDS, BONE & GRIESBECK P.L.C.

Memphis, Tennessee
  June 10, 1998.